Exhibit 5.3

June 5, 2023

Astronics Corporation

130 Commerce Way

East Aurora, New York 14052

Re:	Registration Statement on Form S-3 Filed by Astronics Corporation

Ladies and Gentlemen:

We have acted as local counsel to Astronics AeroSat Corporation, a corporation organized under the laws of the State of New Hampshire (“Astronics Aerosat”), and Astronics Air II LLC, a limited liability company organized under the laws of the State of New Hampshire (“Astronics Air” and together with Astronics Aerosat, the “Companies” and each individually a “Company”) in connection the Registration Statement on Form S-3 (the “Registration Statement”) filed by Astronics Corporation (the “Parent”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of $150,000,000 in aggregate amount of various securities, including common stock, preferred stock, debt securities, warrants, rights, stock purchase contracts and units of the Parent, and guarantees of debt securities by certain subsidiaries of the Parent, including the Companies.

A.	Documents and Matters Examined.

In connection with this opinion letter, we have examined originals or copies of such documents, records, certificates of public officials and certificates of officers and representatives of the Companies as we have considered necessary to provide a basis for the opinions expressed herein, including the following:

1.       Articles of Incorporation of Astronics Aerosat filed with the New Hampshire Secretary of State on February 26, 2013, as amended by Articles of Amendment filed with the New Hampshire Secretary of State on November 4, 2013;

2.       Bylaws of Astronics Aerosat adopted as of January 24, 2013;

3.       The action by written consent of the board of directors of Astronics Aerosat relating to, among other things, the filing of the Registration Statement and the guaranteeing of any debt securities of Astronics Corporation offered pursuant to the Registration Statement;

4.       The Certificate of Good Standing issued by the New Hampshire Secretary of State dated May 31, 2023 (the “Astronics Aerosat Certificate of Good Standing”);

5.       The Certificate of Formation of Astronics Air filed with the New Hampshire Secretary of State on October 15, 2014;

6.       Operating Agreement of Astronics Air dated as of October 15, 2014;

Astronics Corporation

June 5, 2023

7.       The action by written consent of the sole member of Astronics Air relating to, among other things, the filing of the Registration Statement and the guaranteeing of any debt securities of Astronics Corporation offered pursuant to the Registration Statement;

8.       The Certificate of Good Standing for Astronics Air issued by the New Hampshire Secretary of State dated May 31, 2023 (the “Astronics Air Certificate of Good Standing”); and

9.       The form of the Registration Statement.

As to matters of fact material to the opinions expressed herein, we have relied on (a) information in public authority documents (and all opinions based on public authority documents are as of the date of such public authority documents and not as of the date of this opinion letter), and (b) information provided in certificates of officers of the Company. We have not independently verified the facts so relied on.

In such examination, we have assumed the following without investigation: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

B.	Opinions.

Based upon the foregoing, and subject to the comments and exclusions stated below, it is our opinion that:

1.       Based solely on the Astronics Aerosat Certificate of Good Standing, Astronics Aerosat is a corporation validly existing and in good standing under the laws of the State of New Hampshire.

2.       Astronics Aerosat has the corporate power and authority to guarantee any debt securities issued by Parent under the Registration Statement and to perform its obligations thereunder.

3.       Based solely on the Astronics Air Certificate of Good Standing, Astronics Air is a limited liability company validly existing and in good standing under the laws of the State of New Hampshire.

4.       Astronics Air has the limited liability company power and authority to guarantee any debt securities issued by Parent under the Registration Statement and to perform its obligations thereunder.

For purposes of expressing the opinions herein, we have examined the laws of the State of New Hampshire, and our opinions are limited to such laws in their current form. We have not reviewed, nor are our opinions in any way predicated on an examination of, the laws of any other jurisdiction, and we expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

Astronics Corporation

June 5, 2023

The opinions expressed herein (a) are limited to matters expressly stated herein, and no other opinions may be implied or inferred, including that we have performed any actions in order to provide the legal opinions and statements contained herein other than as expressly set forth, and (b) are as of the date hereof (except as otherwise noted above). We disclaim any undertaking or obligation to update these opinions for events and circumstances occurring after the date hereof (including changes in law or facts, or as to facts relating to prior events that are subsequently brought to our attention), or to consider its applicability or correctness as to persons or entities other than the addresses.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements relating thereto under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or related rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ DOWNS RACHLIN MARTIN PLLC

DOWNS RACHLIN MARTIN PLLC